Exhibit 10.37

English Translation

February 21, 2008

CHINA CYTS TOURS HOLDING CO., LTD.

AND

QUAN TOODOU NETWORK SCIENCE AND TECHNOLOGY CO., LTD.

LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into on the 21st day of February, 2008.

BETWEEN:

(1) Landlord, refer to Section 1 of the Schedule for details about the name and basic information (“Landlord”) (for the purpose of this Lease Agreement, Landlord shall include its successors and assignees); and

(2) Tenant, refer to Section 1 of the Schedule for details about the name and basic information (“Tenant”).

The Parties hereby enter into the following terms and conditions:

1. In accordance with the terms and conditions of this Lease Agreement, Landlord agrees to lease and Tenant agrees to rent the Leased Premises located at the Building described in Section 2 of the Schedule hereto at CYTS Plaza, No. 5, Dongzhimen South Street, Dongcheng District, Beijing, the People’s Republic of China, as well as the fixtures, fittings, furniture and other articles provided by Landlord as listed in Exhibit D: Fixtures and Fittings attached hereto1. The lease term of the Leased Premises is specified in Section 3 of the Schedule hereto, and Tenant shall pay the rent and management fees as specified in Section 4 of the Schedule hereto during the lease term.

2. The Schedule to this Agreement, the Standard Terms and Conditions of this Lease Agreement contained in Exhibit A, the modification and amendment thereto in the Special Terms and Conditions contained in Exhibit B, as well as other exhibits to this Lease Agreement, are the integral parts of this Lease Agreement.

[1]	There is no such Exhibit D.

SCHEDULE

This Schedule sets out the particulars and details of the Lease Agreement. Unless it is otherwise required in the context, all expressions and words referred to herein shall have the meaning defined below.

SECTION 1 – PARTIES

Landlord: China CYTS Tours Holding Co., Ltd.

Address: Room 1810, CYTS Plaza, No .5, Dongzhimen South Street, Dongcheng District, Beijing, China

Tenant: Quan Toodou Network Science and Technology Co., Ltd.

Address: 2/F, No. 6 Gate, No. 1305, South Suzhou Road, Shanghai

SECTION 2 – LEASED PREMISES

LEASED Premises: Room 801-803, 8/F, the Building

The Building: CYTS Plaza

Building Floor Area: 480 m2

SECTION 3 – LEASE TERM

Lease Term: Three Years (inclusive of the Commencement Date and Expiry Date)

Commencement Date: March 1, 2008

Expiry Date: February 28, 2011

SECTION 4 – RENT AND MANAGEMENT FEE

Rate of Rent: RMB191/month/building square meter (exclusive of property management fee), i.e. RMB91,680 per month, which shall be paid in accordance with the terms and conditions of this Lease Agreement.

Management Fee: RMB28.97/month/building square meter, i.e. RMB13,905.60 per month, which shall be paid in accordance with the terms and conditions of this Lease Agreement.

SECTION 5 – SECURITY DEPOSIT AND ADVANCE PAYMENT

Security Deposit: RMB316,756.80 as the cash security deposit (equal to three months’ rent and management fees)

Advance Payment: RMB105,585.60, as the rent and management fee for the period from March 1, 2008 to March 31, 2008

SECTION 6 – RENT-FREE PERIOD

Subject to the condition that Tenant has duly performed and complied with all terms and conditions of this Lease Agreement, Landlord hereby agrees to grant the following three-month rent-free period to Tenant:

From February 1, 2009 to February 28, 2009 (inclusive of commencement date and expiry date); and

From February 1, 2010 to February 28, 2010 (inclusive of commencement date and expiry date); and

From February 1, 2011 to February 28, 2011 (inclusive of commencement date and expiry date).

However, Tenant must comply with and perform its obligations hereunder and pay the management fees and other due and payable sums (other than the rent) by Tenant during the rent-free period.

SECTION 7 – DELIVERY STANDARDS

The floor shall be ceramsite concrete with the thickness of 8 centimeter; Tenant may dig wire groove on the floor;

Smoke sensors and sprinklers shall be installed according to the fire-fighting standard applied to the partition of rooms on the delivery date;

Central air-conditioning system;

The ceiling materials and lighting devices shall be provided according to the requirements applied to the partition of rooms on the delivery date.

SECTION 8 – MISCELLANEOUS

Overtime Air-conditioning Fee: RMB360/hour (less than 1,000 square meters)

Rate of Electricity Fee: RMB1.00/kwh (subject to the adjustment of the relevant policies of the State Government and Beijing Municipality)

Underground Parking: Landlord agrees to provide              fixed parking spaces and              mobile parking spaces to Tenant (20% discount)

Rate of Parking Fee: RMB1,300/parking space/month (fixed parking space); RMB1,100/parking space/month (mobile parking space)

Discounted Rate of Parking Fee: RMB1,040/parking space/month (fixed parking space); RMB880/parking space/month (mobile parking space)

Telecommunications: with respect to the requirements regarding the telecommunication lines (including common telephone line and data line), Tenant may directly negotiate with China Telecom who is the designated telecommunication service provider for the Plaza.

Landlord: China CYTS Tours Holding Co., Ltd. (Corporate Seal)

[seal: China CYTS Tours Holding Co., Ltd.]

Legal Representative:

Address: Room 1810, CYTS Plaza, No.5, Dongzhimen South Street, Dongcheng District, Beijing, China

Zip Code: 100007

Tel: 86-10 -58158088 Fax: 86 -10 -58158094

Tenant: Quan Toodou Network Science and Technology Co., Ltd. (Corporate Seal)

[seal: Quan Toodou Network Science and Technology Co., Ltd.]

Legal Representative: /s/ Wei Wang

Address: 2/F, No.6 Gate, No.1305, South Suzhou Road, Shanghai

Zip Code: 200003

Tel: 86-21 -53750261 Fax: 86 -21 -53750273

EXHIBITS

Exhibit A: Standard Terms and Conditions

Exhibit B: Special Terms and Conditions

Exhibit A: Standard Terms and Conditions

Article 1: Rent, Management Fee and Other Fees

During the lease term, Tenant hereby undertakes and agrees the following terms and conditions with Landlord:

1.1 (Rent and Management Fee) Upon receipt of a written notice from Landlord and/or Property Manager, Tenant must pay the rent and management fee, as well as the remittance or account transfer cost (if any), without any deduction or offset, on or before the 1st business day of each calendar month in the forms as described in the Schedule hereto by a cheque payable on demand indicating the payee of “China CYTS Tours Holding Co., Ltd.”, or by remittance or account transfer to the bank account designated by Landlord in written forms from time to time. If the commencement date or expiry date of the lease term is not the first date or last date of the calendar month respectively, the sum payable in such month shall be paid by Tenant pro rata to the actual rent days in the month. Upon receipt of the relevant cheque, remittance or account transfer from Tenant, Landlord shall issue a valid invoice to Tenant on the same day.

The management fee shall include but not limited to the costs of Landlord and/or the property manager of the Building (“Property Manager”) in provision of central air-conditioning and heating during the normal business hours, maintenance of the sanitation of the Building (including disposition of wastes, except for the business or commercial wastes to be disposed of Tenant), installation and maintenance of public facilities, supply of water, electricity and telecommunication service in the public areas, public liability insurance, fire insurance and other necessary insurances against the risks from the management of the public areas of the Building, remuneration and benefits for the security staff and other staff members in the property management team (including the costs of professional advisors, if necessary) and administrative costs (including the compensation payable to the Property Manager), and the allocable costs of any other property service provided by Landlord and/or the Property Manager. Landlord may regularly amend the budget of the management fee. In case of any adjustment to the rate of management fee, a written notice shall be sent to Tenant and shall become effective as of the date specified therein, and Landlord shall provide Tenant with the reason and basis for such adjustment issued by the Property Manager.

1.2 (Advance Payment) Upon execution of this Lease Agreement, Tenant must pay an advance payment to Landlord as listed in the Schedule hereto, which is equal to one month’s rent and management fee.

1.3 (Tax) Tenant shall, in accordance with all applicable laws and regulations, pay all the current or future taxes, other charges and annual or recurrent expenditures (excluding land use fee and real estate tax) imposed on the Leased Premises, Tenant or any occupant of the Tenant, and upon reasonable request of Landlord from time to time, present the receipt or any other payment certificate of such taxes, charges and expenditures to Landlord.

1.4 (Other Fees) All telephone service fees, internet fees, telecommunication fees, electricity fees and other service fees arising from the Leased Premises shall be paid by Tenant.

Article 2: Obligations of Tenant

During the lease term, Tenant hereby undertakes and agrees the following terms and conditions with Landlord:

2.1 (Compliance with Laws and Regulations) Tenant must comply with and obey all laws, regulations and rules promulgated by the government or any other authority from time to time regarding use and possession of the Leased Premises, or relating to any activity or matter of Tenant or its employee, agent, contractor, invitee, customer or visitor in or at the Leased Premises, and shall indemnify Landlord against all losses and damages resulting from violation of any law, regulation or rule mentioned above. Without prejudice to the generality above, Tenant shall obtain the license or approval required for its use or possession of the Leased Premises from the government or any relevant authority prior to the business opening and shall maintain the validity of such license or approval throughout the lease term. Upon receipt of any notice regarding the Leased Premises or the obligation mentioned in this Article 2 from the government, any relevant authority, Tenant shall immediately give a written notice to Landlord.

2.2 (Obligation of Possession of Leased Premises) Tenant must possess the Leased Premises on the commencement date according to all steps and processes prescribed by Landlord; otherwise, without prejudice to other rights and compensations of Landlord hereunder, it shall be deemed that Tenant has possessed the Leased Premises on the commencement date and the lease term starts from the commencement date.

2.3 (Interior Renovation) Tenant shall pay the renovation security deposit as prescribed in the Codes of Management, and renovate the Leased Premises in accordance with the design drawings and specifications previously approved by Landlord in written forms (which approval shall not be withheld unreasonably), by appropriate and skillful means and in the style and pattern at all aspects applicable to the first-class office, and shall maintain the properly repaired and good conditions of renovation throughout the lease term, all at the costs of Tenant. At all events delay in submission or re-submission of renovation design drawings and specifications shall not affect the commencement of lease term or the payment of rent, management fee or any other due and payable sums by Tenant. Without the prior written approval of Landlord (which approval shall not be withheld unreasonably), Tenant may not alter or permit to alter any approved renovation design drawing or specification or any interior design or layout in the Leased Premises. If Tenant requests such approval, it shall pay a special security deposit to Landlord in accordance with the Codes of Management, as the precondition for granting such approval. For avoidance of doubt, the Parties hereby agree:

(i) Approval by Landlord in respect of the renovation design drawings and specifications of Tenant mentioned above will not release Tenant’s obligation to apply for the approvals from all relevant authorities about the renovation design drawings and specifications approved by Landlord prior to the commencement of renovation project, all at the costs of Tenant; and

(ii) Landlord is not responsible or liable for any consequence arising from Tenant’s violation of any provision prescribed by any competent authority.

2.4 (Obligation of Repair) Tenant shall maintain all interior non-structural parts of the Leased Premises, including floor and interior plastering or any other finish or plastering on wall, floor and ceiling, and the fixtures and fittings provided by Landlord and all articles attached thereto, including but not limited to all doors, windows, electric devices, lines, hoses and pipes, and shall maintain their good, cleaning, rentable and properly maintained conditions, and shall take appropriate means to protect and blanch these parts.

2.5 (Injury and Property Damage; Indemnity; Insurance) Tenant shall be responsible and liable for and indemnify Landlord against any and all claims, demands, actions, proceedings, judgments, damages, costs and expenses of whatever nature resulting from any personal injuries and/or property losses or damages caused by any activities or accidents in, at or on the Leased Premises, or use of the Leased Premises or any part thereof, or loss of or damage to any interior part of the Leased Premises or any fixture, fitting, line or pipe of the Leased Premises to be maintained by Tenant, or any fire alarm, smoke, water immersion or leakage of any substance or material in the Leased Premises or any part thereof, or any action, inaction or negligence of Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor. Landlord hereby recommends Tenant take out an insurance against the aforesaid risks from a reputed insurer to the satisfaction of Landlord. Such insurance policy shall be in the name of Tenant and shall expressly indicate Landlord as the owner of the Building, and the insured amount shall be the amount specified by Landlord from time to time. The insurance policy shall also have a provision that such insurance and all provisions thereof may not canceled, modified or restricted without the prior written consent of Landlord. Tenant shall furnish a copy of such insurance policy and the receipt of paid premium or a confirmation letter issued by the insurer to Landlord, so as to provide Landlord with sufficient materials to prove that Tenant has purchased sufficient insurance.

2.6 (Replacement of Window or Curtain Wall) Tenant shall indemnify Landlord against all costs incurred from replacement of any window, glass or curtain wall broken or damaged by any action or negligence of Tenant or its employee, agent, contractor, invitee, customer or visitor.

2.7 (Access of Landlord) Tenant shall permit Landlord and its authorized person to access the Leased Premises, inspect the maintenance condition, take inventory of fixtures and fittings and carry out any engineering, maintenance or repairing work required for the Leased Premises or the Building by giving a prior notice and at the reasonable time; provided, however, in case of any emergency, Landlord, its employee or agent may, without a prior notice, access and forcibly enter into (if necessary) the Leased Premises. For this purpose, Tenant shall inform Landlord of the all security systems installed in the Leased Premises and the performance thereof.

2.8 (Notice of Repair) Upon receipt of a notice of repair from Landlord or its authorized representative, if Tenant is responsible for such repair hereunder, Tenant shall carry out the repairing work without delay; otherwise, Landlord, its employee or agent may access the Leased Premises to carry out such project or repairing work, all at Tenant’s costs.

2.9 (Notify Landlord of Damage) Tenant shall immediately give a written notice to Landlord about injury suffered by any person or damage to the Leased Premises, or any accident or damage to water pipe, power cable or device, fixture or fitting or any other equipment provided by Landlord.

2.10 (Name Plate) Upon request of Landlord, Tenant shall immediately pay the costs incurred from addition, maintenance, change or replacement of the name on the name plate provided by Landlord.

2.11 (Display, Solicitation for Rent and Re-let) Within any reasonable time notified in advance during three (3) months prior to the expiry of the lease term, Tenant shall permit any prospective tenant or prospective user to make a survey of the Leased Premises and any part thereof.

2.12 (Codes of Management) Tenant shall comply with, perform and not violate the provisions of the Codes of Management adopted by Landlord in accordance with Article 9.1 of this Lease Agreement from time to time.

2.13 (Assumed Action and Default) Tenant shall be responsible to Landlord for any violation, non-compliance with or non-performance of any term, condition, agreement or provision or any action, negligence or inaction or default of Tenant’s employee, agent, contractor, invitee, customer or visitor, and it shall be deemed as violation, non-compliance with or non-performance of any term, condition, agreement or provision or any action, negligence or inaction or default of Tenant.

2.14 (Delivery and Handover of the Leased Premises) Upon termination of this Lease Agreement, Tenant shall return the Leased Premises to Landlord in accordance with this Article 2.14, together with all fixtures, fittings and accessories in the Leased Premises, in good, clean, rentable and properly maintained conditions. Tenant may not claim any compensation or indemnity against Landlord for any fixture, fitting or accessory added by Tenant to the Leased Premises. However, upon request of Landlord, Tenant must at its own costs remove its personal properties, fixtures, fittings and accessories from the Leased Premises on or before expiry or earlier termination of the lease term. In that case, if there is any damage resulting from such removal, Tenant shall make remedies in appropriate and skillful manners to the satisfaction of Landlord. Tenant shall return to Landlord the keys to all parts of the Leased Premises, and permit Landlord to remove all words and characters relating to Tenant from the direction board and all doors, walls and windows of the Leased Premises, all at Tenant’s costs, and Tenant shall make remedy for any damage resulting from such removal. If Tenant fails to return the Leased Premises to Landlord in the conditions as stipulated in this Article 2.14 (other than any internal renovation, fixture or accessory kept with the agreement between both Parties) on the date of expiry or earlier termination of the lease term, Tenant shall pay a penalty to Landlord equal to two times of the daily rate of the rent and management fee for each delayed day. If there is any article, fixture or fitting left or abandoned in the Leased Premises after expiry or earlier termination of the leased term, Landlord shall have the right (but not obligation) to treat or dispose of such article without notice to Tenant otherwise, all at Tenant’s costs. Landlord is not liable to Tenant or any other person for any loss or damage caused by such disposal or any other treatment.

2.15 (Repair of Power Device, Pipe and Hose) In case of any dangerous or unsafe situation, or upon reasonable request of Landlord or the relevant public utility company, Tenant shall repair and replace its installed power device, line, hose or pipe, but Tenant may only engage a contractor with the qualification approved by the government or relevant authority to carry out the engineering work relating to the power supply for the air-conditioning system and the power line from the electric meter room to the main power cabinet of Tenant, and may only engage a contractor approved by Landlord (which approval shall not be unreasonably withheld) to carry out the engineering work relating to all interior lines in the Leased Premises for addition, rework, repair or replacement of any fire-fighting system. Tenant shall permit Landlord or its agent to inspect the fire-fighting system, air-conditioning system and all lines, hoses or pipes installed by Tenant, at any reasonable time upon request of Landlord.

2.16 (Cleaning and Cleaning Contractor) Tenant shall at all times maintain the Leased Premises (including the lift lobby, if a full floor of the Building is leased to Tenant) in clean and sanitary conditions.

2.17 (Cleaning of Sewage) Tenant shall pay to Landlord all expenses, incurred from cleaning, repair or replacement of any sewage, sanitation facility or pipeline blocked or failed due to any carelessness, misoperation or negligence of Tenant or its employee, agent or contractor, and indemnify Landlord against all costs, claims, or damages arising therefrom or as a result thereof.

2.18 (Protection against Inclement Weather) Tenant shall take all reasonable actions to protect the Leased Premises against any damage caused by thunderstorm, rainstorm, heavy snow or similar inclement weather, especially ensure all exterior doors and windows are secured under any of such inclement weathers.

2.19 (Outside Doors and Windows) Tenant shall keep all outside doors and windows closed at all times. If Tenant fails to do so or fails to close any door or window according to the requirement of Landlord, Landlord may have such door or window closed through its authorized representative.

2.20 (Entrance of Service Staff and Lift) Tenant may load and unload goods through the goods entrance and exit and the goods elevator during the time designated by Landlord from time to time.

2.21 (Removal of Waste and Garbage) Tenant shall clear all garbage and wastes away from the Leased Premises and dump them at a place designated by Landlord within the scope of the Building from time to time. If Tenant requires a clearing service for taking all garbage and wastes from the Leased Premises to the designated collection point, while Landlord provides such service, Tenant shall quit from any other similar service and use the service provided by Landlord and pay the relevant costs to Landlord.

2.22 (Commercial Activity) Tenant may not carry out any commercial activity damaging the goodwill or reputation of the Building as a first-class office building.

2.23 (Default Indemnity) Tenant shall fully indemnify Landlord against any and all actions, claims, losses, damages, costs and attorney’s fees incurred or sustained by Landlord resulting from Tenant’s violation, noncompliance or default of any term, condition, agreement or provision of this Lease Agreement, or any engineering work carried out by Tenant in, at or on the Leased Premises at any time within the lease term, or any existing article or any article added or installed by Tenant during the lease term which is attached to or projected from the Leased Premises, or any action, inaction or negligence of Tenant.

Article 3: Obligations of Landlord

Landlord hereby agrees as follows:

3.1 (No Intervention) Subject to the condition that Tenant timely paid the rent, management fee and other due and payable fees according to the terms and conditions of this Lease Agreement, and compliance with and performance of the terms, conditions, agreements and provisions hereof by Tenant, Tenant may peacefully use the Leased Premises during the lease term without any intervention of Landlord or any person who is entitled to exercise its right through Landlord, provided that Tenant shall acknowledge and confirm that Landlord or its Property Manager may carry out maintenance, modification and/or repair work in, outside and/or on the Building, and Landlord and/or any other tenant in the Building may carry out renovation work.

3.2 (Land Use Fee) Landlord shall pay the land use fee relating to the land on which the Building is constructed and the property tax relating to the Building.

3.3 (Roof and Main Structure) Landlord shall maintain the main structure of the Building in good repaired conditions.

3.4 (Decoration) Landlord may carry out any necessary decoration to the public area of the Building at any time it considers necessary.

3.5 (Cleaning) Landlord shall maintain the cleaning and good condition of the public area, public lavatories and other shared parts of the Building.

3.6 (Shared Facilities) Landlord shall maintain the elevators, escalators, fire extinguishers and safety facilities, air-conditioning system and other public service facilities in normal operation.

3.7 (Name Plate) Landlord shall provide a standard name plate at the lobby and each floor of the Building and allocate a space to Tenant, so that Tenant may attach its name thereon in the font or character format designated by Landlord.

3.8 (Air-conditioning) Landlord shall provide the air-conditioning service in the Leased Premises at 8:00 AM to 6:00 PM from Monday to Friday (other than public holidays) or any other time designated by Landlord from time to time. No air-conditioning service will be provided on Saturday, Sunday and public holidays. If Tenant needs the air-conditioning service during any time beyond the period mentioned above, Landlord may provide the air-conditioning service upon receipt of a reasonable prior notice from Tenant. The additional air-conditioning service fee will be determined by Landlord from time to time and a notice will be sent to Tenant, and Tenant shall immediately pay the additional air-conditioning service fee upon receipt of such bill.

Article 4: Restrictions and Prohibitions

Tenant and Landlord hereby agree as follows:

4.1 (Installation and Change) Without the prior written consent of Landlord (which consent shall not be withheld unreasonably), Tenant may not erect, install or change any fixture, partition or any other structure or fitting in the Leased Premises or any part thereof, or install or add or permit or tolerate to install or add any power device, line, pipe, hose or any other device, or install or permit to install any equipment, appliance or machine exceeds the nominal load capacity of any part of the floor, or requires any additional power line, pipe or hose or consumes any power separate from Tenant’s independent power meter. Landlord may prescribe the weight limitation and restricted placement point of safe and other heavy equipments, and demand such equipment to be placed on the holder with the required size and material to disperse the weight. When carrying out any approved engineering work, Tenant and its employees, agents, contractors and workers shall fully cooperate with Landlord, its employees, agents, contractors, workers and other tenants or contractors carrying out any engineering work in the Building. Tenant and its employees, agents, contractors and workers shall obey and comply with all instructions and directions made by Landlord or its representative regarding such engineering work.

4.2 (Rules for Business Opening) Unless and until (i) Tenant has obtained the valid engineering and installation completion/approval certificate of the Leased Premises from the authorities lawfully required for the business opening or business operation in the Leased Premises; and (ii) Tenant surrenders the valid completion/approval certificate to Landlord at all times during the lease term, Tenant may not use or possess the Leased Premises to open business or carry out business operation (whether temporary or otherwise); otherwise, Landlord may at its own discretion refuse to provide necessary facility or service (including power supply or air-conditioning service) to the Leased Premises.

4.3 (Mark) Tenant may not place or display or permit or tolerate to place or display any bulletin, mark, ornament, advertisement or any other design visible outdoors within or without the Leased Premises, whether with or without illumination; otherwise, Landlord may remove it, all at Tenant’s costs and expenses; provided, however:

(i) Tenant may display its name in English and Chinese on the name plate placed at the lobby and the corresponding floor of the Building with the letters and/or characters designated by Landlord. The addition or replacement of such letters and/or characters shall be done by Landlord, at Tenant’s costs;

(ii) Tenant may affix its name on its gate with the letters and/or characters in the size approved by Landlord, at Tenant’s costs.

Other than Item (i) and Item (ii) mentioned above, Tenant may not commit or permit or tolerate to commit any act which changes or has adverse effect on the appearance of the Leased Premises or the Building.

4.4 (Usage) Tenant may not use or permit or tolerate to use the Leased Premises for any purpose other than the purpose of office in the name of Tenant.

4.5 (Illicit or Immoral Use) Tenant may not use or permit or tolerate to use the Leased Premises for any illicit, immoral or improper purpose.

4.6 (No Solicitation) Tenant may not permit any employee or agent to carry out any solicitation or canvass, or distribute any leaflet, circular or advertising articles outside the Leased Premises or at any place in, on or around the Building.

4.7 (Auction and Exhibition) Tenant may not hold or permit or tolerate to hold any kind of commodity or property exhibition, auction or similar sales activities.

4.8 (Accommodation or Household Purpose) Tenant may not use or permit or tolerate any other person to use the Leased Premises or any part thereof for the accommodation or household purpose.

4.9 (Manufacturing or Storage of Goods) Tenant may not use the Leased Premises for, or permit or tolerate to use the Leased Premises for producing, manufacturing or making any goods or commodity or storing any goods or commodity, except for a small quantity of samples and displaying items reasonably required by Tenant for its business operations.

4.10 (Explosive or Hazardous Substance) Tenant may not place or store or permit or tolerate to place or store any weapon, ammunition, gun powder, potassium nitrate, coal oil or any other explosive, inflammable, hazardous or illegal substance in the Leased Premises, and at any time during the lease term, may not permit the Leased Premises or any part thereof to be used for any purpose which possibly imposes any fine, confiscation or criminal penalty on Landlord under the current laws of the People’s Republic of China.

4.11 (Blockage) Tenant may not permit or tolerate any person to use any box, package, waste or any other article or any obstacle of whatever type or nature to obstruct or block any entrance or exit, lift lobby, platform, information channel, escalator, elevator, hall or any other public area of the Building. If it considers appropriate, Landlord may clear away and dispose of such box, package, waste or any other article or obstacle without prior notification or any liability therefore, all at Tenant’s costs.

4.12 (Articles in Public Area) Without the prior written consent of Landlord, Tenant may not lay down, place, install or add any line, cable or any other article or object in any entrance or exit, staircase, platform, information channel, hall or any other public area of the Building.

4.13 (Lease Assign) Tenant may not assign, sublease or otherwise abandon use or possession of or transfer the Leased Premises or any part thereof or any interest therein, or permit or tolerate any arrangement or transaction whereby any party other than a party to this Lease Agreement directly or indirectly acquires the right to use, own, possess or hold the Leased Premises or any part thereof, with or without any rent or any other consideration.

4.14 (Violation of Insurance Policy) Tenant may not make or permit or tolerate to make any act, thing or matter invalidates or possibly invalidates any existing fire insurance or any other insurance and/or third-party liability insurance for the Building and/or the Leased Premises, or make or permit or tolerate to make any act, thing or matter to increase the insurance premium. If the insurance premium increases due to any act, action, thing or matter made, permitted or tolerated by Tenant, Landlord may recover the increased insurance premium from Tenant, without affecting any other right or remedy granted to it hereunder. Upon request of the insurer, Tenant shall provide the relevant evidences or any other necessary assistance.

4.15 (Air-conditioning) Tenant may not install any air-conditioning system in addition to the air-conditioning system provided by Landlord.

4.16 (Parking) Tenant may not park any vehicle at, block or otherwise use any parking lot, driveway, vehicle entrance and exit or the designated loading and unloading area in the Building, or permit its employee, agent, customer, invitee or visitor to do so, unless such practice is complied with the Codes of Management formulated under Article 9 of this Lease Agreement.

4.17 (Use of the Building’s Name) Without the prior written consent of Landlord, Tenant may not use or permit others to use for any purpose the name/mark of Landlord or the Building or any part thereof in relation to the business or operation of Tenant or for any other purpose, or use or permit others to use such name/mark or the Building or Leased Premises or any part thereof in any graphic, logo or similar mark, unless it is to indicate the registered address or registered address of Tenant.

4.18 (Damage to Wall, Ceiling or Others) Without the prior written consent of Landlord, Tenant may not cut, damage, break, drill nail or screw, inscribe, destroy or permit or tolerate to do so in, at or on any door, window, wall, beam, structure, structural work or any pipeline system, sanitation or air-conditioning facility or device, or do anything to damage or penetrate any existing ground or floor.

4.19 (Damage to Public Area) Tenant may not damage, break or destroy any part of any public area in the Building, including but not limited to fitting, stair, elevator, escalator and surrounding trees, plants or shrubs, etc.

4.20 (Harassment or Interference) Tenant may not make or permit or tolerate to make any act or thing harassing or interfering with Landlord or any other tenant or possessor of offices in the Building.

4.21 (Noise) Tenant at all times shall not cause or make or permit or tolerate others to make any annoying or disturbing noise in the Leased Premises, or any music, sound or noise audible outside the Leased Premises (including broadcasting or any sound generated from any equipment or device making, performing, receiving or recording sound).

4.22 (Sanitary Equipment) Tenant may not use or permit or tolerate others to use any sanitary equipment provided by Landlord in the Leased Premises or any public area of the Building for any unintended purpose, or discard any article or object not conforming to the intended purpose in any sanitary equipment or permit or tolerate any other person to do so. Tenant shall indemnify Landlord against all costs and expenses resulting from any breakage, blockage or damage to such sanitary equipment caused by Tenant’s violation of this article.

4.23 (Animal, Pet and Pest) Tenant may not feed or permit or tolerate others to feed any animal or pet in the Leased Premises, and shall at its own costs take all actions and protective measures as required by Landlord, so as to prevent breading of pest in the Leased Premises or any part thereof.

4.24 (Prepare Foods and Prevent Smell) Tenant may not cook or prepare, or permit or tolerate any person to cook or prepare any food in the Leased Premises, or cause or permit to generate or effuse any disgusting smell or odor inside the Leased Premises.

4.25 (Antenna) Tenant may not erect any antenna on the roof or wall of the Building or on the ceiling or wall of the Leased Premises, or interfere with, remove, demolish or change the public antenna provided by Landlord (if any).

Article 5: Exceptions

Unless it is caused by any gross negligence of Landlord or its employee or agent, Landlord is not responsible or liable to Tenant, possessor or any other person for any of the following events:

5.1 (Elevator, Escalator, Air-conditioning and Others) Tenant, possessor or any other person suffers personal injury or death or property damage or loss due to any improper operation or failure of any elevator, escalator, fire-fighting and security device, air-conditioning equipment, telecommunication service or any other facility in the Leased Premises or the Building; or

5.2 (Supply of Power and Water) Tenant, possessor or any other person suffers personal injury or death or property damage or loss due to any failure, abnormality, explosion or suspension of any power or water supply equipment in the Building or the Leased Premises; or

5.3 (Fire, Flood and Pest Breeding) Tenant, possessor or any other person suffers personal injury or death or property damage or loss due to any fire at any place in the Building, or any leakage of smoke, smell or leakage of any material or substance, flood or water leakage, flow of rainwater or rainstorm to the Building or the Leased Premises, or any activity of rats or any other pests in the Building; or

5.4 (Security) Provision of security or safekeeping of the Leased Premises or any person or article therein, especially without limitation of the generality above, provision of security personnel and management personnel or any mechanical or electrical alarm system by Landlord or its Property Manager shall not constitute any responsibility of Landlord or its Property Manager for safety of the Leased Premises or any article therein, and Tenant shall be at all times responsible for the safety of the Leased Premises and all articles therein; or

5.5 (No Compliance with Law or Regulation) Any injury, death, damage or loss caused by or arising from no compliance with the Codes of Management as mentioned in Article 9 below or no compliance with the Codes of Management by any person.

Upon occurrence of any event above, any due and payable rent or management fee hereunder by Tenant or any part thereof will not be reduced or exempted.

Article 6: Reduction of Rent and Management Fee

If the Leased Premises or any part thereof is damaged or destroyed due to fire, incremental weather, natural disaster, force majeure or any cause not directly or indirectly attributable to any act or negligence of Tenant, which causes the Leased Premises is not suitable for use or possession, the rent shall be reduced pro rata to the nature and severity of such damage to the Leased Premises, until the Leased Premises is restored or restituted. If Landlord considers it is uneconomic or impractical, it is not required to repair or restitute the Leased Premises. If the Leased Premises or the substantial part thereof is damaged or destroyed to the status not suitable for use or possession and the Leased Premises is not properly restored or restituted within six months after such damage or destroy, either Party may terminate this Lease Agreement by giving a written notice to the other Party before such damage is properly restored and the Leased Premises is restituted, without prejudice to any previous claim against the other Party, or right and remedy relating to the violation of this Lease Agreement, or Landlord’s right and remedy relating to the rent, management fees and other fees and charges payable hereunder accrued prior to the termination of this Lease Agreement.

Article 7: Default and Termination

The Parties hereby further agree as follows:

7.1 (Default) Without any prejudice to Article 8.1 below, if (i) any due rent, management fee and/or any other fee or charge payable by Tenant hereunder or any part thereof is defaulted for more than 14 days after the due date (whether Tenant is demanded to pay or not); or (ii) Tenant violates, fails to comply with or defaults any term, condition, agreement or provision of this Lease Agreement; or (iii) any asset of Tenant is seized, confiscated or detained by any court or authority; or (iv) Tenant is bankrupt or dissolved as a company; or (v) a petition for bankruptcy or dissolution against Tenant is filed; or (vi) Tenant otherwise becomes insolvent, or enters into any debt reconstruction arrangement or debt repayment arrangement with its creditors, or the Leased Premises is subject to any enforcement action (each as “Default”), Landlord may cut off the service and/or supply of electricity, air-conditioning, water, telephone, internet and/or any other facility in the Leased Premises, provided that a written notice of such intention shall be sent to Tenant at lease three days in advance. If such Default is not corrected by Tenant within seven days upon receipt of a written notice from Landlord, Landlord may exercise any of the following remedies (“Remedies”):

(i) Enter or re-enter into the Leased Premises or any part thereof to retrieve the Leased Premises;

(ii) Terminate this Lease Agreement, provided that it will not prejudice Landlord’s right to take legal action against Tenant regarding any unsettled violation, noncompliance with or nonperformance of any agreement, term or condition;

(iii) Retain the Security Deposit and any other deposit paid by Tenant, without prejudice to Landlord’s right to make deduction and claim for additional indemnity according to Article 8 hereof; and

(iv) Take any lawful thing and/or action it considers necessary or appropriate to correct such Default.

All costs and expenses incurred from the cut-off and subsequent reconnection of the service and/or supply of electricity, air-conditioning, water, telephone, internet and/or any other facility in the Leased Premises shall be borne by Tenant, and Landlord may recover such costs and expenses from Tenant as a debt, or may deduct the same from the Security Deposit paid by Tenant in accordance with Article 8 below.

7.2 (Exercise of Rights) Issuance of a written notice by Landlord to Tenant in the form prescribed by this Lease Agreement regarding retrieval of the Leased Premises or termination of this Lease Agreement indicates Landlord’s full and sufficient exercise of such right, and Landlord therefore is not obliged to actually enter into the Leased Premises. Upon issuance of the written notice regarding retrieval of the Leased Premises, it shall be deemed that the Leased Premises has been retrieved by Landlord and Tenant has been driven out of the Leased Premises. Landlord, thereafter, may at its own discretion dispose of the Leased Premises and any article or property left over in the Leased Premises, without any liability to Tenant.

7.3 (Acceptance of Rent and Management Fee) Acceptance of rent and/or management fee and/or any other amount by Landlord shall not be deemed as waiver of Landlord to take legal action against Tenant regarding Tenant’s violation, noncompliance or default of any agreement, term or condition hereof.

7.4 (Act of Contractor, Employee, Agent, Invitee, Customer and Visitor) For the purpose of this Lease Agreement, any act, mistake or negligence of any contractor, employee, agent, invitee, customer or visitor of Tenant in the Leased Premises shall be deemed as the act, mistake, omission or negligence of Tenant.

7.5 (Payment Order) If any rent payable for the Leased Premises is not paid or advanced on or before the due date in accordance with the provisions above, it shall be deemed as a delay. In that case, Landlord may apply for a payment order before the competent people’s court in accordance with Article 189 of the Civil Procedural Law of the People’s Republic of China, and all costs and expenses incurred therefrom shall be borne by Tenant.

7.6 (Overdue Fine) Without prejudice to other rights and remedies of Landlord, if any due rent, management fee or any other fee payable by Tenant hereunder or any part thereof is not paid on or before the due date or in the form as stipulated in Article 1 hereof, Tenant shall pay an overdue fine at 0.1% of the total defaulted amount on a daily basis as from the due date to the actual payment date (including the due date and the actual payment date).

7.7 (Termination) If either Party defaults any term or condition of this Lease Agreement and fails to make remedy within 30 days upon giving a default notice by the other Party, or the default can not remedied, the non-breaching party may immediately terminate this Lease Agreement.

7.8 (Liabilities) Upon termination of this Lease Agreement, the breaching party shall indemnify the non-breaching party against all expenses, losses, damages and costs resulting from the breach of contract.

7.9 (Right of Termination)

7.9.1 The other Party is unable to perform its obligations hereunder for more than three months due to any event of force majeure;

7.9.2 The other Party is subject to bankruptcy, receivership, liquidation, settlement with creditors, repayment, dissolution or any similar proceeding;

7.9.3 The performance of any material aspect of this Lease Agreement is not commercially practical due to any law, order, intervention or interference of any government authority;

7.9.4 If Tenant fails to pay the rent to Landlord (including management fee and normal air-conditioning fee) in the prescribed amount or time period or pay the water, electricity and gas fee to the relevant public utility service providers, Landlord may terminate this Lease Agreement, in addition to other rights and remedies hereunder. Upon termination of this Lease Agreement, Landlord may deduct the defaulted rent or fee from the Security Deposit paid by Tenant and may recover the deficiency (if any) from Tenant.

7.9.5 Unless it is otherwise stipulated herein, Landlord’s or Tenant’s unilateral termination of this Lease Agreement shall be deemed as breach of contract, and shall be subject to the following liabilities:

(i) If this Lease Agreement is terminated by Landlord unilaterally, it shall refund the Security Deposit to Tenant, as well as the paid rent and management fee according to the proportion between the remaining days in the month and all days of the month, and shall also pay to Tenant the liquidated damages equal to six months’ rent of the Leased Premises and indemnify Tenant against all losses and damages incurred therefrom.

(ii) If this Lease Agreement is terminated by Tenant unilaterally, Landlord may retain the Security Deposit and the paid rent and management fee, while Tenant shall pay to Landlord the liquidated damages equal to six months’ rent of the Leased Premises and indemnify Landlord against all losses and damages incurred therefrom.

Article 8: Security Deposit

8.1 (Security Deposit) Within three (3) business days upon execution of this Lease Agreement, Tenant shall pay to Landlord an amount in RMB specified in the Schedule attached hereto as the security deposit (“Security Deposit”), to guarantee and secure Tenant’s strict compliance with and performance of all terms, conditions, agreements and provisions to be complied with and performed by Tenant hereunder. The Security Deposit will be retained by Landlord throughout the lease term without interest. If Tenant violates or fails to comply with or perform any term, condition, agreement or provision mentioned above, Landlord may exercise its remedies granted herein, terminate this Lease Agreement, retain the Security Deposit and claim the indemnity for all costs, expenses, losses or damages incurred therefrom against Tenant. Furthermore, upon occurrence of any of circumstances mentioned above, where Tenant violates or fails to comply with or perform any agreement, term or condition of this Lease Agreement, Landlord may choose to deduct from the Security Deposit the amount of any monetary loss incurred therefrom, whether giving a prior notice to Tenant or not. In that case, if Tenant intends to renew this Lease Agreement, it shall replenish the amount deducted from the Security Deposit within seven (7) days upon receipt of a written notice from Landlord, as the precondition for such renewal. If Tenant fails to do so, Landlord may exercise all remedies.

8.2 (Refund of Security Deposit) Unless the Security Deposit is deducted or retained according to the provisions above, Landlord shall refund the Security Deposit to Tenant without interest within thirty (30) days upon occurrence of any of the following circumstances: (a) expiry of this Lease Agreement and Tenant returns the vacated Leased Premises to Landlord according to Article 2.14 hereof; (b) Tenant fully settles and performs the claim made by Landlord in respect of Tenant’s violation, noncompliance with or nonperformance of any agreement, term or condition hereof; or (c) Tenant fully settles and pays the telephone, telecommunication and electric power fees with the relevant service providers. If there is no deduction, retaining or setoff is made by Landlord in respect of the Security Deposit in accordance with this Lease Agreement, Landlord shall fully refund the Security Deposit to Tenant in RMB without interest.

Article 9: Codes of Management

9.1 (Formulation of the Codes of Management) In order to maintain the Building and CYTS Plaza as the first-class project and comply with the applicable laws, regulations and rules promulgated by the relevant authorities, Landlord may, at any time it considers necessary and by giving a written notice to Tenant, propose, introduce, amend, adopt or abolish any codes of management regarding the use of parking lot, renovation, and entry and exit, operation, management and maintenance of the Building and/or the development project (“Codes of Management”).

9.2 (Conflict) The Codes of Management only supplement the provisions of this Lease Agreement, and shall not invalidate any provision of this Lease Agreement in whatever manner. In case of any conflict between the Codes of Management and the provisions of this Lease Agreement, the provisions of this Lease Agreement shall prevail.

Article 10: Interpretation and Others

10.1 (Heading and Index) Heading and index (if any) is only used for instructional purpose herein and shall not be deemed as a part of this Lease Agreement or affect or restrict the interpretation or meaning of any term hereof.

10.2 (Tolerance is not Waiver) Tolerance, forgiving or grace of Landlord for once or several times of nonperformance, violation, noncompliance with or default of any obligation of Tenant hereunder shall neither be deemed as Landlord’s waiver of its rights relating to such action, or continuous or recurrent nonperformance, violation, noncompliance with or default, nor eliminate or prejudice Landlord’s rights and remedies hereunder relating to such continuous or subsequent nonperformance or violation by Tenant. Unless such waiver is expressly made by Landlord in written forms, any action or inaction of Landlord shall not be deemed or presumed as a waiver. Any consent issued by Landlord is only applicable to the specific matter it intends to, and shall not be deemed as a waiver of Landlord or release of relevant provision, or interpreted as releasing the obligation of Tenant to apply for any other specific written consent in the future, unless it is otherwise expressly indicated in such consent.

10.3 (Landlord’s Rights to the Public Area and Public Facilities) Landlord reserves its right to remove, demolish, relocate or otherwise alter, or carry out any modification, addition or any other engineering work in the public area, public facilities and any other part of the Building (other than the Leased Premises), or restrict the entrance and exit or information channel of such part at its own discretion from time to time and by the means it considers appropriate, which shall not be deemed as actual or theoretical evacuation of Tenant from the Leased Premises and will not cause any liability to Tenant.

10.4 (Service of Notice) Any notice to be served, if served to Tenant, shall expressly indicate the name and address of Tenant, and shall be sent to the address of the Leased Premises or the last known business address or residence address of Tenant in Beijing, China by mail with postage prepaid or by personal delivery, and shall be deemed as duly served upon delivery. Any notice, if served to Landlord, shall expressly indicate the name and address of Landlord, and shall be sent to the address of Landlord specified herein or any other address notified by Landlord from time to time, by mail with postage prepaid or by personal delivery, and shall be deemed as duly served upon delivery.

10.5 (No Other Warranty) This Lease Agreement is the only agreement negotiated and entered into by the Parties and supersedes all previous statements, agreements, undertakings or warranties made by the Parties. The Parties do not make any other statement, agreement, undertaking or warranty regarding Landlord, Tenant, the Building or the Leased Premises. Such express or implied statement, agreement, undertaking or warranty, if any, is hereby waived.

10.6 (Designation of Building) Landlord hereby reserves its right to rename the whole development project or the Building and to change, replace or cancel the original name at any time, without any compensation to Tenant, provided, however, that Landlord shall give an at least three (3) month notice to Tenant, the posting office and any other relevant government authorities prior to exercise of such right.

10.7 (Business License) Prior to the date of execution of this Lease Agreement by Tenant, Tenant shall provide Landlord with the business license or certificate of incorporation issued by the competent authorities of the People’s Republic of China and the relevant power of attorney. Where Tenant is a company, it shall also provide its memorandum or articles of association and the certified copy of the minutes at the meeting of board of directors authorizing Tenant’s representative to execute this Lease Agreement for Landlord’s review. Without prejudice to the provision above, Tenant hereby states and undertakes to Landlord that it has full capacity and power to execute this Lease Agreement and perform its obligations hereunder, and the person executes this Lease Agreement for and on behalf of Tenant has been authorized and empowered appropriately by the Tenant.

10.8 (Status of the Leased Premises) The Leased Premises shall be delivered by Landlord to Tenant “as is” on the delivery date. Tenant shall accept the Leased Premises in accordance herewith and deem the Leased Premises as rentable.

10.9 (Costs and Expenses) Unless it is otherwise provided for in the laws or regulations of the People’s Republic of China, all costs and expenses (including stamp duties) relating or incidental to this Lease Agreement shall be equally allocated to Landlord and Tenant. The legal costs (if any) incurred from this Lease Agreement shall be borne by each Party respectively.

10.10 (Governing Law and Jurisdiction) This Lease Agreement shall be governed by and interpreted in accordance with the laws of China. In case of any dispute arising from or in connection with this Lease Agreement, if can not be settled by Landlord and Tenant through negotiation, either Party may refer the dispute to the competent court where the Leased Premises are located.

10.11 (Execution and Language) This Lease Agreement is executed in four originals in Chinese. If Landlord provides an English version of his Lease Agreement, the English version is only for Tenant’s reference. Landlord will not guarantee that the contents and meanings of the English version are consistent with the Chinese version. In case of any difference or inconsistence, the Chinese version shall prevail.

Exhibit B: Special Terms and Conditions

Unless it is otherwise stipulated herein, if there is any discrepancy between any term or condition of this Agreement and these Special Terms and Conditions, these Special Terms and Conditions shall prevail.

1. (Renovation Period Prior to the Commencement Date) Subject to (i) execution of the Lease Agreement and (ii) payment of the Security Deposit and the advance payment by Tenant at the amount specified in Section 5 of the Schedule and in the manners specified in this Lease Agreement, Tenant may use the Leased Premises for renovation purpose from the handover of the Leased Premises on February 15, 2008 to the day immediately prior to the Commencement Date (“Renovation Period”). Additionally, provided that the renovation plan given by Tenant is approved by Landlord or the Property Manager and the relevant government authority in written forms, Tenant may carry out the renovation works in the Leased Premises. The Renovation Period may only be used for necessary preparation of construction engineering works and the renovation, ornamentation and other engineering works in the Leased Premises. During the Renovation Period, Tenant may possess the Leased Premises only as an authorized person, and is not entitled to exclusively possess the Leased Premises with the preclusion of Landlord or its contractor, employee, representative, invitee or agent. During the Renovation Period, Tenant shall:

(i) Only use the Leased Premises for renovation purpose, and may not carry out any business or commercial activity in whatever forms in the Leased Premises, except for preparation for business operation;

(ii) If Tenant or its contractor, agent, employee or representative fails to use the Leased Premises for renovation purpose only or if the Leased Premises is used for any purpose other than the renovation purpose, Tenant shall move out from the Leased Premises upon request of Landlord;

(iii) At its own costs take out third party liability insurance or public liability insurance and any other necessary contractor general insurance, and such insurance policy shall name Landlord as the beneficiary; and

(iv) Fully indemnify Landlord against any and all losses, damages, claims, actions and demands sustained by Landlord and/or claimed by any person against Landlord, which directly or indirectly result from any action, inaction matter or thing committed by Tenant in the Leased Premises.

Without prejudice to the provisions mentioned above, Tenant shall be deemed as a tenant and shall comply with all terms and conditions of this Lease Agreement and pay the management fee and all other fees (other than the rent) during the Renovation Period.

2. (Renewal Right) Tenant may renew this Lease Agreement by giving a written notice to Landlord at least six (6) months prior to the expiry of the lease term. Tenant shall have the right of priority in the said renewal under equivalent conditions. The rate of rent during the renewed lease term may be adjusted as per the fair market price at that time.

3. (Expansion Right) Subject to the availability of the Building, Tenant shall have the right of priority in expanding the Leased Premises under the equivalent conditions. If Tenant chooses to exercise its expansion right during the lease term, the floor area so expanded shall apply the same terms, conditions and expiry date of the original Lease Agreement. The rate of rent applicable to the floor area so expanded may be adjusted as per the fair market price at that time.